Exhibit 10.07
                                                                      Middletown




July 6, 2007

David Berman
ASB Wallkill, LLC
c/o Decorative Product Source, Inc.
1 Coates Drive, Suite 5
Goshen, NY 10924

                                   Subject:  Second  Lease  Amendment  Agreement

                                   Premises: MIDDLETOWN, New York, 24 Dunning Road (Approximately 38,000 square feet as described in Schedule A of the May 1, 1998 Lease Agreement plus the office suite described in the November 2003 Amendment Letter)

                                   Lease  History:

                                        a.   November  2003  Amendment  Letter
                                             (the  "Amendment  Letter")

                                        b.   Assumption  (and  Modification)
                                             of  Lease  dated September 30, 2003
                                             (the  "Assumption  of  Lease
                                             Agreement")

                                        c.   Lease dated  May  1,  1998  (the
                                             "Lease  Agreement")

Dear Mr. Berman:

With regards to the above Lease Agreement and amendments and/or modifications thereto, by and between ASB Wallkill, LLC ("Landlord") and The RAL Supply Group, Inc. ("Tenant"), Tenant hereby agrees to amend the terms of the subject Lease Agreement and amendments and/or modifications thereto as follows:

     1. As of July 1, 2007, Schedule A of the Lease Agreement and amendments and/or modifications thereto is hereby modified and amended to include two billboards in the Town of Wallkill, Orange County, New York with a Fixed Minimum Annual Rent to be $12,000 per year ($1,000 per month) which on July 1, 2008 and each year thereafter shall be adjusted for CPI Index increases as described in Schedule B


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          of  the  Lease  Agreement and amendments and/or modifications thereto, except that the Base Month for calculation of this increase shall be May 2007.

     2. The Term of the Lease Agreement and amendments and/or modifications thereto shall be and is hereby extended for a term of ten (10) years commencing May 1, 2008 and ending April 30, 2018.

     3. The Renewal Terms as described in paragraph 1.3 of the Lease Agreement and amendments and/or modifications thereto shall be and are hereby modified to provide an option to extend the Term of the Lease for one
          (1) period of five (5) years with the same terms and conditions as described in the Lease Agreement and amendments and/or modifications thereto. Said renewal, if exercised as described within the terms of the Lease Agreement and amendments and/or modifications thereto, as amended, shall extend the Lease Agreement and amendments and/or modifications thereto from May 1, 2018 to April 30, 2023.

     4. The validity of the Lease Agreement and amendments and/or modifications thereto shall be governed by the laws of the State of New York.

All other terms and conditions of the aforementioned Lease Agreement and amendments and/or modifications thereto shall remain in full force and effect.

If  this  agrees  with  your  understanding,  kindly  sign  below.

Sincerely,                               Agreed and Accepted:

The RAL Supply Group, Inc. f/k/a RAL     ASB Wallkill, LLC
Purchasing Corp.

By: /s/ William Pagano                   By: /s/ David Berman
    --------------------------------         ---------------------------------
    William Pagano, Executive VP             David Berman, Managing
                                             Member (President)